Exhibit 99.1

Monogram Residential Trust, Inc. Q2 2014 QUARTERLY REPORT SUMMARY

SECOND QUARTER OVERVIEW Net operating income and revenues continue to improve; non-recurring transition expenses impact cash flows from operations and modified funds from operations. In the second quarter, the operating portfolio continued to perform well. Same store rental revenue and net operating income increased 3% compared with the year ago quarter, primarily driven by an increase in same store rental rates to $1,720 per month compared with $1,679 per month at the same time last year. On a consolidated basis, which includes results from properties acquired in 2013 and in lease up, rental revenue increased 9% from the year-ago quarter. Consolidated cash flow from operating activities and modified funds from operations were both down from the same period a year ago, primarily due to non-recurring payments and expenses related to the transition to self-management. PORTFOLIO SUMMARY As of June 30, 2014 56 Investments Overall Investments consisted of: • 34 operating multifamily communities • 18 development projects • 4 mezzanine loans At the end of the second quarter, Monogram had 34 operating multifamily communities with 9,384 units. Thirty-three of the operating communities were stabilized and one was in lease up. Average occupancy in the 33 stabilized communities was 95% with an average monthly rental rate per unit of $1,736. Monogram’s development portfolio consisted of 18 properties with 5,409 planned units and a total estimated cost of approximately $1.6 billion. At the end of the second quarter a total of approximately $705 million or 44% had been deployed in these development projects. Monogram’s loan portfolio consisted of four loans with $64.1 million in commitments, of which all had been advanced. The blended average interest rate for the loan portfolio is 14.7%. SUMMARY • Completed transition to self-management and rebranded to Monogram Residential Trust, Inc. • Announced exploration of a listing of shares on August 14, 2014 • Established new estimated per-share valuation of $10.41 on August 12, 2014 • Operating portfolio continues to post gains in revenues, monthly rental rates, and net operating income; modified funds from operations and cash flows from operating activities impacted by non-recurring transition expenses • One development community completed and moved into operating portfolio; two development communities in lease up and two new development projects added to pipeline 2

Completion of transition to self-management At the end of June, Monogram completed its transition to self-management, rebranded and became a fully-integrated and independent company. Exploration of a listing of shares on a national securities exchange announced Monogram’s board of directors and management have considered various avenues for providing a liquidity opportunity for stockholders, and, given the size and PORTFOLIO SUMMARY composition of Monogram's portfolio and other factors, they believe that listing the company's common stock on a national securities exchange best positions the company to maximize stockholder value over the long term. A listing of shares would give Monogram access to additional capital to allow it to grow and provides liquidity to those stockholders who may desire to sell. The board of directors also believes that current market conditions may be favorable for a listing in the near future. Performance Metrics - Operating Portfolio Q2 2014 Q2 2013 Change (Year-Over-Year) Same Store Rental Revenue1 $45.7 $44.5 3% increase Same Store Occupancy Rate1 96% 95% 1% increase Same Store NOI1,2 $27.9 $27.1 3% increase Consolidated Rental Revenue $51.0 $46.7 9% increase MFFO3 $8.4 $14.0 40% decrease Consolidated Cash Flow from Operating Activities $13.3 $23.1 42% decrease Dollar amounts are in millions. 1 These metrics are comparing results on a same-store basis, which eliminates variations due to lease-up, acquisitions, or dispositions over the measuring periods. In the second quarters of 2014 and 2013 there were 30 stabilized communities in Monogram’s portfolio for the entirety of both periods. 2 Reconciliations of net income attributable to common stockholders from continuing operations to same-store combined net operating income can be found on page six of this quarterly report summary. 3 A reconciliation of modified funds from operations (MFFO) to net income is on page five of this quarterly report summary. 3

However, no guarantees can be made regarding the timing or prospects for a listing or other liquidity event. Market factors can change over time, and the board of directors will make its ultimate decision based on then-prevailing market conditions. As a result of Monogram’s exploration of a listing, the share redemption program and the distribution reinvestment plan have both been suspended until further notice. Distributions will continue to be paid but only in cash. New estimated per share valuation of $10.41 established On August 12, 2014 Monogram updated its estimated share valuation to $10.41 per share. The valuation of $10.41 is an increase of 38 cents per share from the previous estimated per share valuation of our common stock of $10.03 that was established on March 1, 2013. This increase is in addition to distributions, which have been paid out at an annualized rate of 35 cents per share. Development portfolio continues to progress During the second quarter, Allusion West University, a 231-unit community located in Houston, Texas, was completed and moved from the development portfolio into the operating portfolio. At the end of the second quarter Allusion was 52% occupied. Two development communities have already started leasing. Arpeggio at Victory Park, in Dallas, was 34% occupied at the end of the second quarter. Another property, 4110 Fairmont, in Dallas, started leasing this quarter and was 20% occupied at the end of the second quarter. Two new development projects in California were added to the portfolio, a 121-unit development in San Francisco and a 510-unit development in Huntington Beach. 4

MONOGRAM
RESIDENTIAL TRUST

The following tables present a reconciliation of net income (loss) attributable to common stockholders to MFFO attributable to common stockholders, and income (loss) attributable to common stockholders to NOI and same-store NOI for our multifamily communities for the three months ended June 30, 2014 and 2013:

Reconciliation of MFFO to Net Income		
	3 months ended June 30	
(in millions, except per share amounts)	2014	2013
Net Income (loss) attributable to common stockholders	$(6.8)	$26.8
Real estate depreciation and amortization	14.7	13.1
Gain on sale of real estate	-	(25.9)
FFO[1] attributable to common stockholders	7.9	14.0
Straight-line rents	0.1	0.1
Loss on derivative fair value adjustment	0.1	(0.1)
Contingent purchase price obligation adjustment	0.3	-
MFFO[2] attributable to common stockholders	$8.4	$14.0
GAAP weighted average common shares - basic	168.9	168.9
GAAP weighted average common shares - diluted	169.1	168.9
Net income (loss) per common share - basic and diluted	$(0.04)	$0.16
FFO per common share - basic and diluted	$0.04	$0.08
MFFO per common share - basic and diluted	$0.05	$0.08

1 Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts as net income, computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate, or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries that are driven by measureable decreases in the failr value of depreciable real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. FFO should not be considered as an alternative to net income (loss) or as and indication of our liquidity.

2 In addition to FFO, we use modified funds from operations (MFFO)--as defined by the Investment Program Assoiation, which primarily excludes from FFO acquisition-related costs, straight-line rents, and adjustments to fair value for derivatives not qualifying for hedge accounting--to further evaluate our sustainable operating performance in future periods, particularly after our acquisition stage is completed.

FFO and MFFO should not be considered as alternatives to net income (loss) or as indications of our liquidity, or is either indicative of funds available to fund our cash needs, including our ability to make distributions. Both should be reviewed in connection with other GAAP measurements.





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MONOGRAM
RESIDENTIAL TRUST

Same-store NOI		
	3 months ended June 30	
(in millions, except per share amounts)	2014	2013
Income (loss) from continuing operations	$(6.9)	$(0.2)
Adjustments to reconcile income (loss) from continuing operations to NOI:		
Asset management fees	2.0	1.9
General and administrative expenses	3.5	2.0
Transition expenses	5.1	0.3
Interest expense	4.9	6.3
Depreciation and amortization	23.3	20.5
Interest income	(2.7)	(2.1)
Other, net	1.0	(0.5)
NOI	30.2	28.2
Less non-comparable:		
Revenue	(5.3)	(2.2)
Operating expenses	3.0	1.1
Same Store NOI	$27.9	$27.1

We define NOI as consolidated rental revenue, less consolidated property operating expenses, real estate taxes, and property management fees. We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with property operations of the REIT, such as general and administrative expenses, asset management fees, and interest expense. NOI also excludes revenues not associated with property operations, such as interest income and other non-property-related revenues. NOI may be helpful in evaluating all of our multifamily operations and providing comparability to other real estate companies.

We define same-store NOI as NOI for our stabilized multifamily communities that are comparable between periods. We view same-store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore elimnates variations caused by acquisitions or dispositions during the periods under review.

NOI and same-store NOI should not be considered a replacement for GAAP net income as they exclude certain income and expenses that are material to our operations. Additionally, NOI and same-store NOI may not be useful in evaluating net asset value or impairments as they also exclude certain GAAP income and expenses and non-comparable properties. Investors are caustioned that NOI and same-store NOI should only be used to assess the operating performance trends for the properties included within the definition.



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FORWARD-LOOKING STATEMENTS This material contains forward-looking statements relating to the business and financial outlook of Monogram Residential Trust, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Monogram Residential Trust, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.